UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 20118

ORITANI FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

Delaware	001-34786	30-0628335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

370 Pascack Road, Township of Washington, New Jersey	07676
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 664-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events. Under the terms of the Oritani Financial Corp. 2007 Equity Incentive Plan, options granted in 2008 to certain directors and executive officers have an expiration date of May 5, 2018. Directors Antonaccio, Hekemian and Skelly and Director, President and Chief Executive Officer Lynch are in the process of exercising some or all of their respective expiring stock options and are filing Form 4s where sales of related shares of Oritani Financial Corp. common stock to fund the exercise price are completed in conjunction with such option exercises. Each of these individuals will remain significant shareholder of Oritani Financial Corp. following completion of these transactions.

Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORITANI FINANCIAL CORP.
Date: March 8, 2018	By:	/s/ Kevin J. Lynch, Jr.
Kevin J. Lynch Jr.
President and Chief Executive Officer
(Duly Authorized Representative)